UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2006

MESTEK, INC.

(Exact name of registrant as specified in charter)

              Pennsylvania                                        1-448                                  25-0661650

(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

260 North Elm Street

Westfield, Massachusetts 01085

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 413–568-9571____________________

___________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

This report contains forward-looking statements, which are subject to inherent uncertainties which are difficult to predict, and may be beyond the ability of the Company to control.

Certain statements in this Report on Form 8-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are not historical facts but rather reflect the Company's current expectations concerning future results and events. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company (or entities in which the Company has interests), or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this Form 8-K. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstance after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.

ITEM 7.01. REGULATION FD DISCLOSURE.

On March 31, 2006, Mestek, Inc. (the “Company”) issued a press release relating to a recommendation made to the Company’s Board of Directors by a Special Committee to the full Board in response to a proposal made on January 19, 2005 by John E. Reed, the Chairman and Chief Executive Officer of the Company, that the Company enter into a “going-private” transaction (the “Transaction”). A Special Committee of the Company’s Board of Directors was appointed, consisting entirely of independent directors, to consider Mr. Reed’s proposal and make recommendations to the full Board. The Special Committee retained independent legal counsel and independent financial advisers and over the course of more than a year investigated various options and alternatives, reviewed various valuation methodologies and conducted extensive discussions, the results of which were its formal recommendations made to the Company’s full Board of Directors at a special meeting held on March 29, 2006 called solely for the purpose of deliberations on the proposed Transaction and in conjunction with its regularly scheduled meeting held on March 30, 2006. The Board of Directors of the Company has received, reviewed, considered and discussed this recommendation, and has agreed in principle to go forward with the Transaction by means of a meeting of the Shareholders of record as of June 6, 2006 (the “Record Date”), which Record Date determines who is eligible to vote at the meeting to be held on Tuesday, July 25, 2006 at 10:30 a.m. at the Company’s headquarters in Westfield, Massachusetts, to obtain authority to take the actions necessary to accomplish the Transaction. Completion of the Transaction is subject to approval by the Company’s Board of Directors of definitive documentation and proposed amendments to the Company’s Articles of Incorporation and by-laws and approval by the shareholders of the Company of an amendment to the Company’s Articles of Incorporation. There can be no assurances that the Transaction will be consummated.

A general description of the terms and conditions of the proposed Transaction is as follows:

Structure

The Transaction will take the form of a 1-for-2000 reverse split of the Company’s issued and outstanding shares of common stock (each, a “Share”). The Transaction will have the effect of cashing out only those shareholders holding fewer than 2000 Shares (the “Cashed Out Shareholders”) as of the effective date of the Transaction (the “Effective Date”) which “cash-out” will follow shortly after the meeting of the shareholders. At this time it is expected that the Effective Date will be July 31, 2006, after which date the Company’s shares will no longer be traded on the New York Stock Exchange. The percentage of Shares held by Cashed Out Shareholders as of the Effective Date of the Transaction is referred to as the “Cashed Out Percentage.”

Consideration

In exchange for his, her or its Shares, each Cashed Out Shareholder will receive $15.24 per Share (the “Transaction Price”), and a Contingent Payment Right, as defined below. Shareholders holding 2000 shares or more will not receive a cash payment and will remain shareholders of the Company.

Shareholder Protections

As described below, the proposal contains economic protections for the Cashed Out Shareholders and the Company’s shareholders after the Transaction and corporate governance commitments by the Company (the “Shareholder Protections”). The Company will propose that its by-laws be amended to include provisions that (1) reflect the Shareholder Protections and (2) prohibit the amendment of the Shareholder Protections without the approval of a majority of the Company’s board of directors, for a period of five years following the Transaction.

Economic Protections

Quoting on Pink Sheets

The Company will undertake to use reasonable efforts to cause its common stock to be published on the “so-called” Pink Sheets publication service including, without limitation, providing the information (1) required by Rule 15c2-11 of the Securities Exchange Act of 1934, as amended, and (2) necessary to complete a NASD Form 211 to a SEC registered broker-dealer that is a member of the NASD. The Company will also undertake to assist individuals and institutions to liquidate their substantial holdings including, without limitation, using its best efforts to find a broker willing to execute Pink Sheets orders in the Company’s common stock.

Contingent Payment Right

Each Cashed Out Shareholder will receive a right to payment (the “Contingent Payment Right”) that vests upon the execution, in the one year following the Transaction (the “Liquidity Period”), of a binding agreement for a Liquidity Event resulting in a per Share value exceeding the Adjusted Transaction Price (the aggregate of such excesses across all Shares, the “Liquidity Excess”). If a Liquidity Event occurs, each Cashed Out Shareholder will receive a payment in the amount of his, her or its pro rata portion of the Cashed Out Percentage of the Liquidity Excess.

Liquidity Event shall mean (1) any liquidation, winding up or dissolution of the Company, (2) any sale or transfer of 25% or more of the Company’s Shares, whether by merger, consolidation or otherwise, or (3) any sale or transfer of 25% or more of the Company’s assets.

Adjusted Transaction Price shall mean (1) in the case of a sale or transfer of a portion of the Company’s assets, the percentage of the Transaction Price equal to the percentage of the Company’s book value attributable to the assets being sold or transferred, as of the Effective Date of the Transaction, and (2) in all other cases, the Transaction Price.

If the Company executes a series of binding agreements in the Liquidity Period that would qualify as a Liquidity Event if treated as a single transaction, the transactions will be treated as a single transaction for the purpose of determining the Contingent Payment Right.

The Contingent Payment Right will not (1) be represented by a certificate or other instrument, (2) represent an ownership or equity interest in the Company, (3) confer dividend or voting rights, (4) bear interest, or (5) be transferable, unless under the laws of wills, distribution or descent, or by operation of law.

Dutch Auction

In each of the five calendar years immediately following the Transaction, the Company will undertake to hold one Dutch auction for its common stock, and to purchase up to $2,500,000 of its common stock in each auction. This commitment is subject to the Company’s ability to meet reasonable constraints imposed by bank covenants and financial ratios, as determined by a majority of the Company’s board of directors.

Corporate Governance Protections

Board and committee composition. A majority of the Company’s board will consist of independent directors, as defined by the New York Stock Exchange (“Independent Directors”). The Company’s Audit and Compensation Committees will consist entirely of Independent Directors.

Financial reporting. The Company will provide each of its shareholders with quarterly and annual financial reports, similar in general content to, but not necessarily in as great detail or in the same format as, the reports required by the Securities Exchange Act of 1934, as amended.

Shareholder questions. The Company’s management will entertain questions asked by its shareholders and answer the questions fully and frankly.

Conflicts. The Company will disclose to the Independent Directors and its shareholders information relating to (1) any interested transaction as may be proposed, whether involving an insider or otherwise posing a conflict of interest, and (2) compensation paid to the Company’s management.

Whistleblower hotline. The Company will provide a hotline to facilitate outside shareholders’, employees’, suppliers’ and others’ confidential reporting of improper conduct to the Company’s Audit Committee or other designated governing body.

The information included in this Form 8-K, including the press release attached as Exhibit 99.1, are incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. This information is “furnished” and not “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references the information incorporated by reference herein.

A copy of a press release issued by the Company with respect to these matters is attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENT AND EXHIBITS

(a)	none
(b)	none
(c)	The following document is filed herewith as an exhibit to this Form 8-K:

Exhibit 99.1 - Press Release

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

       MESTEK, INC.

 (Registrant)

Date: April 3, 2006	By: /s/ Stephen M. Shea

------------------------------------------

Stephen M. Shea

Senior Vice President – Finance

(Principal Financial and Accounting Officer)